Exhibit 10.9

NEUROSIGMA, INC.

2010 Stock Option/Stock Issuance Plan

Form of Stock Issuance Agreement

(Restricted Stock Award – Chairman of the Company)

THIS AGREEMENT is made as of the          day of         , 20     by and between the Corporation and                      (“Participant”).

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

1.	Purchase of Shares.

(a) Purchase. Participant hereby purchases                  shares of Common Stock (the “Awarded Shares”) pursuant to the provisions of the Stock Issuance Program at the purchase price of $0.00 per share (the “Purchase Price”).

(b) Payment. Concurrently with the delivery of this Agreement to the Corporation, Participant shall deliver whatever additional documents may be required by the Plan Administrator together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Awarded Shares.

(c) Stockholder Rights. Until such time as the Corporation exercises the Repurchase Right or the First Refusal Right, Participant (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Awarded Shares, subject, however, to the transfer restrictions imposed by this Agreement.

2.	Securities Law Compliance.

(a) Restricted Securities. The Awarded Shares have not been registered under the 1933 Act and are being issued to Participant in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act or SEC Rule 504, 505, 506 or 701. Participant hereby confirms that Participant has been informed that the Awarded Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Awarded Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Participant hereby acknowledges that Participant is acquiring the Awarded Shares for investment purposes only and not with a view to resale and is prepared to hold the Awarded Shares for an indefinite period and that Participant is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Awarded Shares from the registration requirements of the 1933 Act.

(b) Restrictions on Disposition of Awarded Shares.

(i) Participant shall make no disposition of the Awarded Shares unless and until there is compliance with all of the following requirements:

(A) Participant shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition if requested by the Corporation.

(B) Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Awarded Shares.

(C) Participant shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (1) the proposed disposition does not require registration of the Awarded Shares under the 1933 Act or applicable state securities laws or (2) all appropriate action necessary for compliance with the registration requirements of the 1933 Act and applicable state securities laws or any exemption from registration available under the 1933 Act (including Rule 144) and applicable state securities laws has been taken.

(ii) The Corporation shall not be required (A) to transfer on its books any Awarded Shares which have been sold or transferred in violation of the provisions of this Agreement or (B) to treat as the owner of the Awarded Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Awarded Shares have been transferred in contravention of this Agreement.

(c) Restrictive Legends.

(i) The stock certificates representing the Awarded Shares shall be endorsed with one or more restrictive legends substantially in the following forms:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL GRANTED TO THE CORPORATION AND CERTAIN MARKET STAND-OFF PROVISIONS, AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE CORPORATION’S PRINCIPAL CORPORATE OFFICES.”

(ii) The Corporation shall also have the right to legend the certificates as required by applicable state laws.

3.	Transfer Restrictions.

(a) Restriction on Transfer. Except for any Permitted Transfer, (i) Participant shall not transfer, assign, encumber or otherwise dispose of any of the Unvested Shares and (ii) Participant shall not transfer, assign, encumber or otherwise dispose of any of the Vested Shares in contravention of the First Refusal Right, the Market Stand-Off or the transfer restrictions set forth in Section 2.

(b) Transferee Obligations. Each person (other than the Corporation) to whom the Awarded Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right, (ii) the First Refusal Right, (iii) the Market Stand-Off and (iv) the transfer restrictions set forth in Section 2, to the same extent such shares would be so subject if retained by Participant.

(c) Market Stand-Off.

(i) In connection with the Corporation’s Initial Public Offering and any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act that is declared effective within two years after the effective date of the Corporation’s Initial Public Offering, Owner shall, if requested by either the Corporation or the underwriters, enter into a lock-up agreement in a customary form and for a customary duration and with customary carve-outs for any dispositions to the Corporation for the purpose of satisfying any tax withholding liabilities in connection with the Awarded Shares, pursuant to which Owner shall not sell, make any short sale of, hedge with, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Awarded Shares without the prior written consent of the Corporation or its underwriter, as applicable (the “Market Stand-Off”). The Market Stand-Off shall be in effect for such customary period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters, provided that the Market Stand-Off for the Corporation’s Initial Public Offering shall not extend beyond the date immediately prior to the date specified in Section 4(c)(i).

(ii) Any new, substituted or additional securities that are by reason of any Recapitalization or Reorganization distributed with respect to Awarded Shares shall be immediately subject to the Market Stand-Off.

(iii) In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to Awarded Shares until the end of the applicable stand-off period. In addition, the foregoing covenant may be enforced by the underwriters who are parties with the Corporation to an underwriting agreement under which such public offering is being undertaken.

4.	Repurchase Right.

(a) Grant. The Corporation shall have the right (the “Repurchase Right”) to repurchase, at the Repurchase Price, any or all of the Awarded Shares which are Unvested Shares at the time Participant’s Service ceases (after giving effect to any accelerated vesting triggered by the termination of Service). The Repurchase Right is intended as a vesting condition for all purposes.

(b) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Awarded Shares at any time within six (6) months after the date Participant ceases for any reason to remain in Service. The notice shall indicate the number of Unvested Shares to be repurchased, the Repurchase Price to be paid per share, and the date on which the repurchase is to be effected, such date to be not more than thirty days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation on the closing date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the aggregate Repurchase Price for the Unvested Shares which are to be repurchased from Owner.

(c) Termination of the Repurchase Right. The Repurchase Right shall terminate and cease to be exercisable with respect to any and all Awarded Shares in which Participant vests in accordance with the following Vesting Schedule. Except as set forth in Section 4(c)(iii) below, Participant must remain in continuous Service through each vesting date set forth below in order to vest in and have the Repurchase Right terminate with respect to any Awarded Shares.

(i) Initial Public Offering. If an Initial Public Offering occurs anytime prior to the fifth (5th) anniversary of the date hereof, effective as of the 221st day following the Initial Public Offering, Participant shall vest or become vested in the

Awarded Shares, and the Repurchase Right shall concurrently lapse with respect to those Awarded Shares, according to the following Vesting Schedule:

Date	% of Awarded Shares Vesting
, 20	33.33%
, 20	33.33%
, 20	33.34%
Total	100%

(ii) No Initial Public Offering. If an Initial Public Offering does not occur prior to the fifth (5th) anniversary of the date hereof, effective as of the fifth (5th) anniversary of the date hereof, Participant shall vest in 100% of the Awarded Shares, and the Repurchase Right shall concurrently lapse with respect to 100% of the Awarded Shares.

(iii) Certain Terminations of Service. If Participant’s Service is terminated by the Corporation without Cause or by Participant for Good Reason, Participant shall vest in 100% of the Awarded Shares that are then Unvested Shares, and the Repurchase Right shall concurrently lapse with respect to 100% of the Awarded Shares that are then Unvested Shares. In addition, if, prior to an Initial Public Offering, Participant’s Service terminates for any reason other than a termination (i) by the Corporation without Cause, (ii) by Participant for Good Reason, or (iii) by the Corporation for Cause, Participant shall vest in a portion of the Awarded Shares that are then Unvested Shares, and the Repurchase Right shall concurrently lapse with respect to a portion of the Awarded Shares that are then Unvested Shares, pursuant to the vesting schedule set forth in Section 4(c)(i) above (e.g., upon such a termination of Service, vesting will be measured based on Participant’s Service through the termination date according to the vesting schedule set forth in Section 4(c)(i) above, and any Unvested Shares that would have vested pursuant to such schedule shall become Vested Shares as of the date of termination of Service).

(iv) Change in Control. Upon the consummation of a Change in Control, Participant shall vest in 100% of the Awarded Shares that are then Unvested Shares, and the Repurchase Right shall concurrently lapse with respect to 100% of the Awarded Shares that are then Unvested Shares, as set forth in Section 4(e) below.

All Vested Shares shall, however, be subject to (A) the First Refusal Right, (B) the Market Stand-Off and (C) the transfer restrictions set forth in Section 2.

(d) Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Unvested Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of securities subject to this Agreement.

(e) Change in Control.

(i) The Repurchase Right shall automatically terminate in its entirety, and all Unvested Shares shall become Vested Shares, immediately prior to the consummation of a Change in Control.

(ii) In the event of the consummation of a Change in Control where all or a portion of the consideration payable in the Change in Control consists of common stock or other securities of the successor entity (or its parent or affiliate) which are not listed on any established securities exchange (the “Non-Liquid Securities”), Participant shall be entitled to receive a cash payment equal to the fair market value of any Non-Liquid Securities in respect of Participant’s Awarded Shares in lieu of receiving payment in the form of Non-Liquid Securities.

5.	Right of First Refusal.

(a) Grant. The Corporation shall have the right of first refusal (the “First Refusal Right”) exercisable in connection with any proposed transfer of Vested Shares. For purposes of this Section 5, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of Vested Shares intended to be made by Owner, but shall not include any Permitted Transfer.

(b) Notice of Intended Disposition. In the event any Owner of Vested Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (Vested Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Owner shall promptly (i) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Sections 2 and 3.

(c) Exercise of the First Refusal Right.

(i) The Corporation shall have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the twenty-fifth (25th) day following the Corporation’s receipt of the Disposition Notice. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the aggregate purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

(ii) Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. Owner and the Corporation shall share the cost of such appraisal equally. The closing shall then be held on the later of (A) the fifth (5th) business day following delivery of the Exercise Notice or (B) the fifth (5th) business day after such valuation shall have been made.

(d) Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five-day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Sections 2 and 3. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Section 2 and Section 3(c), and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Section 2 and Section 3(c). In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

(e) Partial Exercise of the First Refusal Right. In the event the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after Owner’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

(i) sale or other disposition of some or all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Section 5(d), as if the Corporation did not exercise the First Refusal Right; or

(ii) sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 5(c). The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

Owner’s failure to deliver timely notification to the Corporation shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (e)(i) above.

(f) Recapitalization/Reorganization.

(i) Any new, substituted or additional securities or other property that is by reason of any Recapitalization distributed with respect to Vested Shares shall be immediately subject to the First Refusal Right.

(ii) In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for Vested Shares in consummation of the Reorganization and shall apply to the remaining Unvested Shares as and when they become Vested Shares.

(g) Lapse. The First Refusal Right shall lapse upon the earlier to occur of (i) an Initial Public Offering or (ii) the acquisition of the Corporation by an entity that is traded on a stock exchange. However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right, including in the case of a transaction described in (i) above.

6.	Tax Provisions.

(a) Special Tax Election. Under Code Section 83, the excess of the Fair Market Value of the Awarded Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for those shares (if any) will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Corporation to repurchase the Awarded Shares pursuant to the Repurchase Right. Participant may elect under Code Section 83(b) to be taxed at the time the Awarded Shares are acquired, rather than when and as such Awarded Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Participant should consult with his or her tax advisor to determine the tax consequences of acquiring the Awarded Shares and the advantages and disadvantages of filing the Code Section 83(b) election. Even if the Fair Market Value of the Awarded Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid potentially adverse tax consequences in the future. The form for making this election is attached as Exhibit II hereto. Participant understands that failure to make this filing within the applicable thirty-day period will result in the recognition of ordinary income as and each time the forfeiture restrictions lapse. Participant acknowledges that it is Participant’s sole responsibility, and not the Corporation’s responsibility, to file a timely election under Code Section 83(b), even if Participant requests the Corporation or its representatives to make this filing on his or her behalf. This filing should be made by registered or certified mail, return receipt requested, and Participant must retain two (2) copies of the completed form for filing with his or her State and Federal tax returns for the current tax year and an additional copy for his personal records.

(b) Tax Withholding Rights. Prior to an Initial Public Offering, Participant shall be permitted to satisfy applicable withholding taxes (at the statutory minimum amount required to be withheld under applicable law or regulations) with respect to the Awarded Shares by electing to have the Corporation withhold a portion of the Awarded Shares otherwise to be delivered upon becoming Vested Shares (a “Net Withholding Mechanism”). After an Initial Public Offering, Participant shall be permitted to satisfy applicable withholding taxes (at the statutory minimum amount required to be withheld under applicable law or regulations) with respect to the Awarded Shares either through a Net Withholding Mechanism or through the delivery of cash proceeds obtained pursuant to a broker-assisted sale of Vested Shares, if such a sale is then permitted under the terms of any applicable lock-up agreement and the 1933 Act. Participant shall have no rights pursuant to this Section 6(b) with respect to any Awarded Shares for which Participant makes an election under Code Section 83(b).

7.	General Provisions.

(a) Assignment. The Corporation may assign the Repurchase Right and/or the First Refusal Right to any person or entity selected by the Plan Administrator, including (without limitation) one or more stockholders of the Corporation.

(b) At Will Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause. Nothing in this Section 7(b) is intended to limit or otherwise effect any rights Participant may have under any employment, severance or similar agreement with the Company.

(c) Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be addressed to Participant at the address indicated below Participant’s signature line on the signature page hereto or at such other address as Participant may designate by ten days advance written notice to the Corporation. Any notice required to be given under this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

(d) No Waiver. The failure of the Corporation in any instance to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(e) Cancellation of Shares. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration (if any) for the Awarded Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration (if any) in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(f) Participant Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Awarded Shares pursuant to the provisions of this Agreement.

(g) Agreement is Entire Contract. The Plan is hereby incorporated by reference. This Agreement (and any addendum hereto) and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. To the extent there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall prevail. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be binding on all persons having an interest in the Awarded Shares.

(h) Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without giving effect to that State’s choice of law or conflict-of-laws rules.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(j) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant’s permitted assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

(k) Amendments. This Agreement may only be amended in an instrument executed by both parties. Approval of the Plan Administrator is required for all material amendments to this Agreement.

(l) Consultation With Professional Tax and Investment Advisors. Participant acknowledges that the grant, issuance, vesting or any payment with respect to any Awarded Shares, and the sale or other taxable disposition of the Awarded Shares, may have tax consequences pursuant to the Code or under local, state or international tax laws. Participant further acknowledges that he or she is relying solely and exclusively on his or her own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Corporation or any of its employees, agents or representatives). Finally, Participant understands and agrees that any and all tax consequences resulting from the Awarded Shares and their grant, issuance, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Awarded Shares, is solely and exclusively the responsibility of Participant without any expectation or understanding that the Corporation or any of its employees, agents or representatives will pay or reimburse Participant for such taxes or other items.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

NEUROSIGMA, INC.

By:

Name:

Title:

PARTICIPANT

Signature:

Printed Name:

Address:

Spousal Acknowledgment

The undersigned spouse of Participant has read and hereby approves the foregoing Stock Issuance Agreement. In consideration of the Corporation’s granting Participant the right to acquire the Awarded Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Corporation (or its assigns) to purchase any Awarded Shares in which Participant is not vested at the time his or her Service ceases.

Signature:

Name:

Spouse of:

Address:

Exhibit I

Assignment Separate from Certificate

FOR VALUE RECEIVED, the undersigned,                             , hereby sell(s), assign(s) and transfer(s) unto NeuroSigma, Inc. or its successors or assigns (the “Corporation”),                      (                ) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No.                      herewith and do(es) hereby irrevocably constitute and appoint                      as attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

Signature:

**	Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Participant.**

Exhibit II

Section 83(b) Tax Election

Section 83(b) Election

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treasury Regulation Section 1.83-2.

1.	The taxpayer who performed the services is:

2.	Name:

3.	Address:

4.	Taxpayer Identification No.:

5.	The property with respect to which the election is being made is shares of the common stock of NeuroSigma, Inc..

6.	The property was issued on , 20 .

7.	The taxable year in which the election is being made is the calendar year 20 .

8.	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property, at the original purchase price per share, if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right will lapse on the fifth anniversary of the issuance date, and may lapse earlier in connection with an initial public offering or change in control of the issuer, or if the taxpayer’s service terminates under certain specified circumstances.

9.	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

10.	The amount paid for such property is $ per share.

11.	A copy of this statement was furnished to NeuroSigma, Inc. for whom taxpayer rendered the services underlying the transfer of property.

12.	This statement is executed on , 20 .

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. Participant must retain two(2) copies of the completed form for filing with his or her federal and state tax returns for the current tax year and an additional copy for his or her records.

Exhibit III

2010 Stock Option/Stock Issuance Plan

Appendix

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Issuance Agreement.

B. Awarded Shares shall have the meaning assigned to such term in Section 1(a).

C. Board shall mean the Corporation’s Board of Directors.

D. Cause shall have the meaning assigned to such term in Participant’s employment agreement with the Corporation, as it may be amended from time to time, provided that if no employment agreement is in effect, Cause shall be as determined in good faith by the Board based on the definition of “cause” contained in the employment agreements in effect for the Corporation’s senior executives.

E. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets; or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13-d3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities from a person or persons other than the Corporation.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

F. Code shall mean the Internal Revenue Code of 1986, as amended.

G. Common Stock shall mean the Corporation’s common stock.

H. Corporation shall mean NeuroSigma, Inc., a Delaware corporation, or the successor to all or substantially all of the assets or voting stock of NeuroSigma, Inc. which has assumed some or all of the rights of NeuroSigma, Inc. under this Agreement.

I. Disposition Notice shall have the meaning assigned to such term in Section 5(b).

J. Exercise Notice shall have the meaning assigned to such term in Section 5(c).

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time listed on any stock exchange (including the Nasdaq Capital Market), then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time not listed on any stock exchange, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate but shall be determined without regard to any restrictions other than a restriction which, by its terms, will never lapse, and provided that such determination of Fair Market Value shall be consistent with the requirements as set forth in Section 409A of the Code and the regulations thereunder.

(iii) For purposes of same day sales, the Fair Market Value shall be deemed to be the amount per share for which the shares of Common Stock were sold.

L. First Refusal Right shall mean the right granted to the Corporation in accordance with Section 5.

M. Good Reason shall have the meaning assigned to such term in Participant’s employment agreement with the Corporation, as it may be amended from time to time, provided that if no employment agreement is in effect, Good Reason shall be as determined in good faith by the Board based on the definition of “good reason” contained in the employment agreements in effect for the Corporation’s senior executives.

N. Initial Public Offering shall mean a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of Common Stock in the aggregate amount of at least $20,000,000.

O. Market Stand-Off shall mean the market stand-off restriction specified in Section 3(c).

P. 1933 Act shall mean the Securities Act of 1933, as amended.

Q. Owner shall mean Participant and all subsequent holders of the Awarded Shares who derive their chain of ownership through a Permitted Transfer from Participant.

R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S. Participant shall mean the person identified in the introductory paragraph of this Agreement to whom shares are issued under the Stock Issuance Program.

T. Permitted Transfer shall mean (i) a transfer of the Awarded Shares to one or more of Participant’s family members (as defined in Rule 701 promulgated by the SEC under the 1933 Act) through a gift or domestic relations order, or as otherwise permitted by Rule 701 promulgated by the SEC under the 1933 Act, (ii) a transfer of title to the Awarded Shares effected pursuant to Participant’s will or the laws of descent and distribution following Participant’s death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Awarded Shares.

U. Plan shall mean the NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan attached hereto as Exhibit III.

V. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

W. Purchase Price shall have the meaning assigned to such term in Section 1(a).

X. Recapitalization shall mean any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

Y. Reorganization shall mean any of the following transactions:

(i) a merger, consolidation or other reorganization in which the Corporation is not the surviving entity;

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or

(iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

Z. Repurchase Price shall mean the Purchase Price.

AA. Repurchase Right shall mean the right granted to the Corporation in accordance with Section 4.

BB. SEC shall mean the Securities and Exchange Commission.

CC. Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a member of the board of directors, a consultant or an advisor.

DD. Stock Issuance Program shall mean the Stock Issuance Program under the Plan.

EE. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

FF. Target Shares shall have the meaning assigned to such term in Section 5(b).

GG. Unvested Shares shall mean the Awarded Shares which have not vested in accordance with the Vesting Schedule applicable to those shares or any special vesting acceleration provisions and which are subject to the Repurchase Right.

HH. Vested Shares shall mean the Awarded Shares which have vested in accordance with the Vesting Schedule applicable to those shares or any special vesting acceleration provisions and which are no longer subject to the Repurchase Right.

II. Vesting Schedule shall mean the vesting schedule specified in Section 4(c).

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